                                    EXHIBIT 5
                         CONSENTS OF EXPERTS AND COUNSEL

                    THE LAW OFFICE OF HOGE CARTER HOLMES PLLC

                                                 4311 Oak Lawn Avenue, Suite 600
                                                             Dallas, Texas 75219
                                                             Phone: 214-755-6000
                                                               Fax: 214-765-6103
July 2, 2001

TBX Resources, Inc.
12300 Ford Road
Suite 265
Dallas, Texas 75243

RE: SEC Registration Statement on Form S-8

Dear Sir/Madam:

This firm (the "Firm") has been engaged as counsel for TBX Resources, Inc., a
Texas corporation (the "Company"), in connection with its proposed offering under the Securities Act of 1933, as amended (the "Act"), of 310,000 shares of its common stock which are to be issued under a plan for consulting services by the Company, by a filing of a Registration Statement under Form S-8 to which this opinion is a part, to be filed with the Securities and Exchange Commission
(the "Commission"). In connection with rendering the opinion as set forth below, the Firm has reviewed and examined originals or copies of the following:

1.   Articles of Incorporation of the Company, and any amendments, as filed with the Secretary of State of Florida;

2.   By-Laws of the Company

3.   Written Consent or Minutes of a Meeting of the Board of Directors on or
     about December 28, 2001, authorizing the filing of the S-8;

4.   The Company's Registration Statement on Form S-8 and exhibits thereto as filed with the Commission.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to the Firm as originals, the conformity with the original documents of all documents submitted to the Firm as certified or photostatic copies, and the authenticity of the originals of such copies and the truth of all information supplied us.

We have further assumed, among other things, that the recipient of the Shares will have completed the required services, and/or provided considerations required acceptable to the Board of Directors and in compliance with Form S-8 and that any Shares to be issued will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such Shares. We have not independently investigated or verified any matter, assumption, or representation.

Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover subsequent issuances of shares.

This opinion is limited. We consent to you filing this opinion with the
Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based upon our assumptions as to application of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matters, which may come to our attention hereafter.

Sincerely yours,

HOGE CARTER HOLMES PLLC
By:  /s/ Steven B. Holmes
     ---------------------
        Steven B. Holmes